Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE

THIS AGREEMENT is made and entered into effective this 19th day of January, 2010 by and between FIRST SECURITY GROUP, INC. (“FSG”) and FSGBANK, N.A. (collectively, the “FSG ENTITIES”) and LLOYD L. MONTGOMERY, III (“CLAIMANT”).

WHEREAS, CLAIMANT’S employment with FSG was terminated on April 15, 2009 pursuant to Section 5 of his Employment Agreement (the “Employment Agreement”) with FSG;

WHEREAS, CLAIMANT initiated an arbitration proceeding before the American Arbitration Association (the “Arbitration Proceeding”) in which he contended that he was wrongfully terminated by FSG in violation of the Employment Agreement and sought damages in the form of unpaid employment benefits; and

WHEREAS, the parties have agreed to compromise and settle all claims and causes of action arising out of or in any way relating to the Employment Agreement, the Arbitration Proceeding and CLAIMANT’S relationship with the FSG ENTITIES;

NOW THEREFORE, in exchange for the covenants in this Agreement, the payment described below and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, the parties agree as follows intending to be legally bound.

Section 1. GENERAL MUTUAL RELEASE. In exchange for the payment described in Section 2, and the other covenants in this Agreement, except as provided herein and in Section 3 of this Agreement, the FSG ENTITIES and CLAIMANT fully, finally and generally release and discharge each other and their respective directors, officers, employees, shareholders, agents, representatives, subsidiaries, affiliates, attorneys, executors and administrators from any and all liability, claims of liability, causes of action, debts, damages, expenses and legal or monetary obligations of every kind or nature whatsoever, known or unknown, suspected or unsuspected, which the parties have as of the date of this Agreement, including, but not limited to all claims and causes of action that were asserted by the parties against one another in the Arbitration Proceeding and/or that in any way arise out of or relate to any contractual or other relationship between the parties.

In agreeing to mutually release one another, the FSG ENTITIES and CLAIMANT specifically intend to fully, finally and generally release and discharge one another and the others identified above from any and all claims which they have against one another, known or unknown, suspected or unsuspected, so that they have no future legal or monetary liability to one another arising out of any previous agreement or relationship between them from the beginning of time to the date of this Agreement except as provided herein. This Agreement shall be construed by the parties as well as any court or other adjudicative body interpreting this Agreement to fulfill this specific intent of the parties.

The foregoing releases shall not extend to any claims, demands, causes of action or liabilities resulting from a breach of this Agreement by any of the parties. This release shall not affect CLAIMANT’S interest in The First Security Group, Inc. 401(k) and Employee Stock Ownership Plan.

Section 2. PAYMENT. Upon complete execution of this Agreement, FSG shall pay CLAIMANT the sum of $500,000 in full, final and complete settlement of this matter.

Section 3. CONFIDENTIALITY AND NON-SOLICITATION/PRIOR AGREEMENTS. CLAIMANT’S obligations under Section 9(b) of the Employment Agreement shall remain in full force and effect through April 15, 2010 and may be enforced thereafter by the FSG ENTITIES for any breach of that provision occurring during the period from January 20, 2010 through April 15, 2010. CLAIMANT’S obligations under Section 9(c) of the Employment Agreement shall remain in full force and effect as stated in the Employment Agreement. The definition of “First Security” contained in Section 9(e) shall apply to the interpretation of Section 9(b) and (c) of the Employment Agreement. All other provisions of the Employment Agreement, except as identified in this Section 3, and all other agreements executed by the parties prior to the effective date of this Agreement shall be of no force or effect after the effective date of this Agreement.

Section 4. DISMISSAL OF THE ARBITRATION PROCEEDING. Promptly upon complete execution of this Agreement the parties shall submit a stipulation of dismissal to the American Arbitration Association in the form attached as Exhibit 1 hereto to effect the dismissal of the Arbitration Proceeding with prejudice. FSG shall be entitled to all refunds of any arbitration-related fees or expenses which it paid to the American Arbitration Association.

Section 5. FULLY INFORMED. The FSG ENTITIES and CLAIMANT hereby expressly warrant and represent to one another that before executing this Agreement each of them has fully informed itself or himself of the terms, contents, conditions and effect of this Agreement, that said party has relied solely on his or its judgment in executing this Agreement and that said party has obtained the advice of counsel before entering into this Agreement.

Section 6. CONTROLLING LAW. This Agreement is and shall in all respects be interpreted, enforced and governed under the laws of the State of Tennessee.

Section 7. NO ADMISSIONS OF LIABILITY. The parties recognize and acknowledge that this Agreement does not constitute and shall not be construed as an admission of any wrongful conduct. None of the parties admit and, in fact, each party specifically denies, any wrongdoing liability or culpability arising out of or relating to the Employment Agreement or any other previous relationship between the parties.

Section 8. SUCCESSORS AND ASSIGNS. This Agreement and the obligations provided for herein shall be binding upon the parties hereto, their predecessors, successors, assigns, agents, representatives, administrators, executors, officers, directors, employees, shareholders and agents any other person authorized to exercise any rights on behalf of any of the parties.

Section 9. RECITALS. The recitals are an integral part of this Agreement and binding upon the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement.

CLAIMANT

LLOYD L. MONTGOMERY, III

STATE OF TENNESSEE    )

COUNTY OF HAMILTON )

On this          day of                                 , 2010, before me personally appeared LLOYD L. MONTGOMERY, III, to me known to be the person described in and who executed the foregoing and acknowledged that he executed the same as his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public
My Commission Expires:

(Signatures on following page.)

FIRST SECURITY GROUP, INC.

By:

STATE OF TENNESSEE )
)
COUNTY OF HAMILTON )

On this          day of                             , 2010,                                              , known to me by satisfactory proof, appeared before me in his capacity as                                          of FIRST SECURITY GROUP, INC. , and on oath executed the foregoing SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE in said capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public
My Commission Expires:

FSGBANK, N.A.

By:

STATE OF TENNESSEE )
)
COUNTY OF HAMILTON )

On this          day of                             , 2010,                                              , known to me by satisfactory proof, appeared before me in his capacity as                                          of FSGBANK, N.A., and on oath executed the foregoing SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE in said capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public
My Commission Expires:

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